                                                                Exhibit (17)(a)
CDC NVEST LARGE CAP GROWTH FUND                 PROXY SOLICITED BY THE BOARD OF
                                                                       TRUSTEES
                                                   PROXY FOR SPECIAL MEETING OF
                                              SHAREHOLDERS ON NOVEMBER 11, 2003


The undersigned hereby appoints John E. Pelletier, Nicholas H. Palmerino and Coleen Downs Dinneen and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shareholders of CDC Nvest Large Cap Growth Fund (the "Fund"), on November 11, 2003 at 2 pm. Eastern time, and any adjournments thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

                                 ____________________________________________
                                 Date

                                 NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                                 ___________________________________


                                 ___________________________________
                                  Signature(s) (if held jointly)

          . Please fold and detach card at perforation before mailing .

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof. The Trustees recommend a vote FOR the proposal.

              Please vote by filling in the appropriate box below.

Approval of the acquisition of the CDC Nvest Large Cap Growth Fund by the Loomis Sayles Growth Fund.

                          FOR      AGAINST      ABSTAIN
                          [_]         [_]        [_]